Exhibit (m)(vi)

Amendment No 6. to

Exhibit A

of the Capital One Funds Rule 12b-1 Plan

Capital One Funds

Capital One Funds consists of the following, effective as of the date set forth below:

Capital One Capital Appreciation Fund – Class A Shares*	October 14, 1988
Capital One Capital Appreciation Fund – Class B Shares	November 28, 1996

Capital One Louisiana Municipal Income Fund – Class A Shares***	October 14, 1988
Capital One Louisiana Municipal Income Fund – Class B Shares	September 10, 2001

Capital One Mid-Cap Equity Fund – Class A Shares	March 10, 1998
Capital One Mid-Cap Equity Fund – Class B Shares	March 10, 1998

Capital One Total Return Bond Fund	September 15, 1992

Capital One U.S. Government Income Fund	October 14, 1988

Capital One Cash Reserve Fund – Class A Shares**	October 14, 1988
Capital One Cash Reserve Fund – Class B Shares	March 10, 1998

Capital One U.S. Treasury Money Market Fund	June 1, 1993

*	Existing shares were redesignated as Class A Shares on September 11, 1996.

**	Existing shares were redesignated as Class A Shares on March 10, 1998.

***	Existing shares were redesignated as Class A Shares on September 10, 2001.

Dated: April 18, 2007